UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

GREENLANE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 N Federal Hwy, Suite B200
Boca Raton FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2026, the Board of Directors (the “Board”) of Greenlane Holdings, Inc. (the “Company”) unanimously appointed Jonathan Hue-Fay Ip to the Board to fill the vacancy created by the resignation of Barbar Sher, effective immediately.

Mr. Ip is the founder of Iterative Law Profession Corporation (“Iterative Law”), a business law firm focused on delivering practical business-first legal services to entrepreneurs, startups and growth-oriented companies, a role he has held since 2020. Mr. Ip also currently serves as a director of LS Retail (Canada) Inc., the Canadian subsidiary of LS Retail, a developer and provider of POS and business management software. Since 2021, Mr. Ip has also served as General Counsel for Bluefin, a high-performance, non-custodial trading protocol and has served as General Counsel for Divergence Neuro, a neurotech company focused on the research and development of tools to improve mental health since 2020. Mr. Ip has also previously served as Vice President, Legal and Corporate Development at an international merchant bank and practiced in the areas of corporate/commercial, securities, M&A and corporate finance at Bennett Jones LLP and Davies Ward Phillips & Vineberg LLP (the latter as a partner). Mr. Ip received an Honours Bachelor of Science from the University of Toronto, a Bachelor of Education degree from Queen’s University and a Bachelor of Laws degree from Osgoode Hall Law School. The Company believes that Mr. Ip is qualified to serve as a director due to his extensive business, investment, legal and financial experience.

The Company previously entered into a Strategic Advisory Agreement with Iterative Law, dated October 23, 2025 (the “Board Service Agreement”) in connection with Mr. Ip’s contemplated service on the Board. In connection with the Board services provided by Mr. Ip pursuant to the Board Service Agreement, the Company issued Mr. Ip warrants to purchase 260,416 shares of the Company’s common stock at an exercise price of $0.01 per share. Other than the Board Service Agreement, Mr. Ip has not engaged in any transaction that would be reportable as a related-party transaction under Item 404(a) of Regulation S-K.

Mr. Ip will receive compensation for his service as a director in accordance with the Company’s standard compensation arrangements for non-employee directors, as may be determined by the Board from time to time.

Additionally, as of the date hereof, the Company entered into an indemnification agreement with Mr. Ip, pursuant to which the Company has agreed to indemnify him in accordance with the indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: January 27, 2026	By:	/s/ Vanessa Guzmán-Clark
Vanessa Guzmán-Clark
Chief Financial Officer